Exhibit 3.2



                                     BY-LAWS

                                        OF

                            BORDEN ACQUISITION CORP.

                          (adopted September 14, 1994)


                                    ARTICLE I

                                     OFFICES


          1.1.  Registered Office and Agent. -- The registered office of the

Corporation in the State of New Jersey is at 65 Livingston Avenue, Roseland, New

Jersey 07068.  The registered agent of the Corporation at that office is John R.

MacKay 2nd.

          1.2.  Places of Business. --  Places of business or offices may be established at any time by the board of directors (the board) at any place or places where the Corporation is qualified to do business or where qualification is not required.


                                   ARTICLE II

                                  SHAREHOLDERS

          2.1.  Annual Meeting. - The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time,

place and purposes of the meeting.  The meeting shall be held at the time and at the place determined by the board.  At the meeting, the shareholders shall elect directors and transact any other business that properly comes before the meeting.

          2.2.  Special Meetings. -- A special meeting of shareholders may be called for any purpose by the president or the board.  The meeting shall be held at the time and at the



























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place determined by the president or the board.  A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time,

place, and purposes of the meeting.

          2.3.  Action Without Meeting. -- The shareholders may act without a meeting by written consent or consents pursuant to N.J.S. 14A:5-6.  The written consent or consents shall be filed in the minute book.

          2.4.  Quorum. -- The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote shall constitute a quorum.

          2.5.  Presiding Officer. -- The president shall preside at all shareholder meetings unless the board of directors designates another person to preside.


                                   ARTICLE III

                               BOARD OF DIRECTORS

          3.1.  Number and Term of Office -- The number of directors that shall constitute the board of directors shall be not less than one nor more than fifteen, the actual number to be determined by the board of directors.  The first board of directors shall consist of three members.  Directors shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

          3.2.  Regular Meetings. -- A regular meeting of the board shall be held without notice immediately following and at

































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the same place as the annual shareholders' meeting for the purpose of electing officers and conducting any other business that may come before the meeting.

The board may decide to have additional regular meetings that may be held without notice.

          3.3.  Special Meetings. -- A special meeting of the board may be called for any purpose at any time by the president or by two directors.  The meeting shall be held upon not less than two days notice if given by telegram,

orally (either by telephone or in person), or by facsimile transmission, upon not less than three days notice if given by overnight courier delivery service,

or upon not less than five days notice if given by depositing the notice in the

United States mails, first class postage prepaid.  The notice shall be deemed given at the time it is given orally, the facsimile transmission is originated

(and there is no reason to believe it was not received), it is delivered to the overnight courier service, or it is deposited in the United States mails.  The notice shall specify the time and place, and may, but need not, specify the purposes, of the meeting.

          3.4.  Action Without Meeting. -- The board may act without a meeting if, prior or subsequent to the action, each member of the board consents in writing to the action.  The written consent or consents shall be filed in the minute book.

          3.5.  Use of Communications Equipment. -- Any director may participate in a meeting of the board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.


































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          3.6.  Quorum. -- The presence at a meeting of persons entitled to cast a majority of the votes of the entire board shall constitute a quorum for the transaction of business.

          3.7.  Votes Required. -- Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the board.

          3.8.  Vacancies in Board of Directors. -- Any vacancy in the board,

including a vacancy caused by an increase in the number of directors, may be filled by a majority of the votes of the remaining directors, even though less than a quorum of the board, or by a sole remaining director.


                                   ARTICLE IV

                                WAIVERS OF NOTICE

          Any notice required by these by-laws, by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice.  The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived.  Each director or shareholder attending a meeting without protesting,

prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.











































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                                    ARTICLE V

                                    OFFICERS

          5.1.  Election. -- At its regular meeting following the annual meeting of shareholders, the board shall elect a president, a treasurer, a secretary,

and it may elect any other officers, including one or more vice presidents, as it shall deem necessary.  One person may hold two or more offices.  Each officer shall serve at the pleasure of the board and shall be subject to removal at any time, with or without cause.

          5.2.  Duties and Authority of President. -- The president shall be chief executive officer of the Corporation.  Subject only to the authority of the board, the president shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation.  Unless otherwise directed by the board, all other officers shall be subject to the authority and supervision of the president.  The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the board.  The president shall have the general powers and duties of management usually vested in the office of president of a business corporation.

          5.3.  Duties and Authority of Vice Presidents. -- Each Vice president shall perform the duties and have the authority that may be delegated to him or her from time to time by the president or by the board.  In the absence of the president, or




































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in the event of the president's death, inability, or refusal to act (unless the board determines otherwise) the vice president designated as successor for these purposes by the board or, if there is none, the most senior vice president,

shall perform the duties and be vested with the authority of the president.

          5.4.  Duties and Authority of Treasurer. -- The treasurer shall have custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account for the Corporation.  The treasurer shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned to him or her by the president or the board.

          5.5.  Duties and Authority of Secretary. -- The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings and written consents of the shareholders and the board.  The secretary shall perform such other duties and possess such other powers as are incident to the office of secretary or as shall be assigned to him or her by the president or the board.


                                   ARTICLE VI

                       AMENDMENTS TO AND EFFECT OF BY-LAWS

          6.1.  Force and Effect of By-Laws. -- These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation's

certificate of incorporation, as each may be amended from time to time.  If any provision in these by-laws is inconsistent with a provision in that Act or the





































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certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

          6.2.  Amendments to By-Laws. -- These by-laws may be altered, amended,

or repealed by the shareholders or the board.  Any by-law adopted or amended by the shareholders may be amended or repealed by the board, unless the resolution of the shareholders adopting the by-law expressly reserves to the shareholders the right to amend or repeal it.